As filed with the Securities and Exchange Commission on June 14, 2022.
File No. 001-41406
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934
Enhabit, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	47-2409192
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
6688 N. Central Expressway Suite 1300 Dallas, TX	75206
(Address of principal executive offices)	(Zip code)
214-239-6500
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ENHABIT, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.	Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.	Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.	Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3.	Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4.	Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.	Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.	Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Executive Compensation” and “Enhabit 2022 Omnibus Performance Incentive Plan.” Those sections are incorporated herein by reference.
Item 7.	Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10.	Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.
Item 11.	Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution” “Dividend Policy,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12.	Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.
Item 13.	Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15.	Financial Statements and Exhibits.
(a)	Financial Statements and Schedule
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Consolidated Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Encompass Health Corporation and Enhabit, Inc.*
2.2	Form of Transition Services Agreement by and between Encompass Health Corporation and Enhabit, Inc.*
2.3	Form of Tax Matters Agreement by and between Encompass Health Corporation and Enhabit, Inc.*
2.4	Form of Employee Matters Agreement by and between Encompass Health Corporation and Enhabit, Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation of Enhabit, Inc.*
3.2	Form of Amended and Restated Bylaws of Enhabit, Inc.*
10.1	Form of Enhabit, Inc. 2022 Omnibus Performance Incentive Plan*
10.2	Form of Enhabit, Inc. Change in Control Benefits Plan*
10.3	Form of Enhabit, Inc. Executive Severance Plan*
10.4
Credit Agreement, dated as of June 1, 2022, by and among Enhabit, Inc., Wells Fargo Bank, N.A., as administrative agent, collateral agent and swingline lender, and various other lenders from time to time party thereto*

10.5	Form of Restrictive Covenants Agreement*
10.6	Form of Enhabit, Inc. Restricted Stock Unit Agreement (Enhabit, Inc. 2022 Omnibus Performance Incentive Plan)*
10.7	Form of Enhabit, Inc. Employee Restricted Stock Award Agreement (Enhabit, Inc. 2022 Omnibus Performance Incentive Plan)*
21.1	List of Subsidiaries*
99.1	Information Statement of Enhabit, Inc., preliminary and subject to completion, dated June 14, 2022
*	Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
ENHABIT, INC.

	By:	/s/ Barbara Jacobsmeyer
		Name:	Barbara Jacobsmeyer
		Title:	President and Chief Executive Officer

Date: June 14, 2022